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                                                                    EXHIBIT 99.1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") made and entered into as of this 5th day of March, 2001, between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, (the "Company"), and RDVEPCO, L.L.C., a Michigan limited liability company, HOLIDAY RETIREMENT 2000, LLC, a Washington limited liability company, THE TORONTO-DOMINION BANK, a Canadian chartered bank, and HBK MASTER FUND, L.P., a Cayman Islands limited partnership (each a "Lender" and, collectively, the "Lenders").

                                    Recitals:

         Company desires to borrow from Lenders and Lenders agree to lend to Company on the terms and conditions set forth herein the aggregate sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

         NOW, THEREFORE, the parties promise and agree as follows:

                                    ARTICLE I
                                   Definitions

         In addition to terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of Grand Rapids, Michigan are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

                  "Collateral Real Estate" means the parcels of improved and unimproved real estate owned by the Company identified on Exhibit A hereto.

                  "Conditional Conversion Right" means each Holder's right to convert a Note to convertible subordinated debentures as is more particularly set forth in this Agreement.

                  "Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective assets are bound, and which has current operative or executory effect.


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                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

                  "Holder" means a Lender and any subsequent holder of a Note.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing obligations in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee, whether or not conditional, by such Person of any indebtedness of any other Person.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



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                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Original Indenture" means that certain Indenture dated as of May 31, 2000 made by the Company in favor of U.S. Trust Company of Texas, N.A., as trustee.

                  "PIK Debentures" means the Series A 9.75% Convertible Senior Pay-In-Kind Debentures due 2007, Series B 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 and Series C 9.75% Convertible Senior Pay-In-Kind Debentures due 2007 issued by the Company pursuant to the Original Indenture.

                   "Permitted Liens" means (i) Liens for taxes and assessments or governmental charges or levies not at the time due, and (ii) easements that do not impair or restrict the Company's or Subsidiary's use and enjoyment of the property affected thereby.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                   "Subsidiary" means any corporation, partnership, limited partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company.

                  "SEC" means the Securities and Exchange Commission.

                  "Warrants" shall mean the warrants to purchase up to an aggregate of 60,000 shares of the Company's Series B-1 Non-Voting Participating Preferred Stock (the "Series B-1 Stock") in the form attached hereto as Exhibit "C", the terms and conditions of which are incorporated in and made a part of this Agreement.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.



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                                   ARTICLE II
                      Loan; Notes; Closing and Closing Date

         2.1. Loans; Notes. On the terms and conditions set forth in this Agreement, each of the Lenders agrees to lend to Company on the Closing Date the following principal amount (each a "Loan Commitment"):

                  RDVEPCO, L.L.C.                             $4,388,000


                  Holiday Retirement 2000, LLC                   231,000
                  The Toronto-Dominion Bank                    1,533,000


                  HBK Master Fund, L.P.                        1,348,000
                                                              ----------


                           Total                              $7,500,000


The amounts borrowed by Company pursuant to each Loan Commitment (a "Loan" and, collectively, the "Loans") shall be evidenced by notes of like tenor except as to principal amount in the form of Exhibit B hereto payable to the order of the respective Lenders and dated the Closing Date (each a "Note" and, collectively, the "Notes"), the terms and conditions of which are incorporated in and made a part of this Agreement.

         2.2. Closing; Closing Date. The closing of the Loans (the "Closing") shall occur at 10:00 a.m. at the offices of Company on or before March 5, 2001 or such other time and place as the parties may agree in writing (the "Closing Date") upon satisfaction of the terms and conditions to Lender's obligations as set forth in Article IV, below.


                                   ARTICLE III
                            Terms of Loans and Notes

         3.1.     Interest Rate; Payment; Usury.

                  (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement (i) during the period from and including the Closing Date to, but not including, the third month anniversary of the Closing Date, the Loan shall bear interest at the rate of ten percent (10%) per annum; (ii) from and including the third month anniversary of the Closing Date through the sixth month anniversary of the Closing Date, the Loan shall bear interest at the rate of eleven percent (11%) per annum; and (iii) during each monthly period (or portion thereof) from and after the sixth month anniversary of the Closing Date until the principal and all accrued


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         interest on the Loan have been paid, the Loan shall bear interest at a rate that is fifty basis points (.5 of 1%) higher than the rate in effect immediately prior to the commencement of such monthly period. During any period that an Event of Default shall have occurred and be continuing, interest on the Loan shall accrue at a rate equal to the otherwise applicable interest rate plus five hundred basis points (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on the Loan, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on the Loan, including interest at the Default Rate, shall be based on a 360 day year and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the third month anniversary of the Closing Date and on the same day of each subsequent month until the principal and all accrued interest have been paid in full.

                  (b) It is the intention of the Company and Lenders to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Agreement or the Notes shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of each Holder, either be rebated to the Company or credited on the principal amount of the Loan evidenced by the Note held by such Holder; or (iii) if the Loans have been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Agreement and the Notes that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Loans (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holders so that the rate of interest on account of the Loans, as so calculated is uniform throughout the term thereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the Loan is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Agreement or the Notes or under the instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties hereto.

         3.2.     Maturity.

                           (a) Maturity Date. Unless the same shall become due
                  earlier as a result of acceleration of the maturity, the Loans shall mature on the six (6) month anniversary of the Closing Date, at which time the outstanding principal balance of the Loans and all accrued and unpaid interest shall become due and payable.


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                           (b) Extension. At any time prior to the six month
                  anniversary date of the Closing Date and upon not less than five (5) days prior written notice to the Holders and provided that no Default or Event of Default then exists and is continuing, the Company may extend the original maturity date of all and not less than all of the Loans and Notes for one
                  (1) additional six (6) month period ending on the one year anniversary of the Closing Date.

         3.3. Prepayments. The Company may from time to time prepay the Loans, in whole or in part, at any time. Any partial prepayment shall be applied first to interest which is accrued and unpaid and then to principal.

         3.4. Manner of Payment; Pro Rata Payments. The Company shall make payments in respect of the Loans (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holders. Notwithstanding any other provision in this Agreement or the Notes, the Company covenants and agrees and the Lenders among themselves agree that all payments made by the Company of interest and principal, including any prepayments, shall be made to and for the benefit of the Holders pro rata according the outstanding principal balance of their respective Notes.

         3.5. Events of Default. Each of the following constitutes an "Event of Default":

                  (i) default for five (5) days in the payment when due of interest on any of the Notes;

                  (ii) default in payment when due of the principal of on any of the Notes;

                  (iii) failure of the Company to make payments to the Holders of interest or principal due on the Notes or of any prepayments other than pro rata according to the outstanding principal balance of their respective Notes;

                  (iv) failure by the Company for 15 days after notice from the Holder to comply with the provisions described under Article VI hereof; provided, however, if the curing of such failure may not reasonably be accomplished within such time frame, the Company shall have such additional time as is necessary to effect such cure (not to exceed 30 days);

                  (v) failure by the Company for 30 days after notice from the Holder to comply with any of its other covenants or agreements in this Agreement or any Note or any of the Security Documents; provided, however, if the curing of such failure may not reasonably be accomplished within such time frame, the Company shall have such additional time as is necessary to effect such cure (not to exceed 60 days);

                  (vi) any of the representations or warranties of the Company set forth in this Agreement or Security Documents or incorporated herein or therein by reference or set forth in any statement or schedule delivered pursuant to this Agreement or any of the


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         Security Documents was untrue or incorrect in any material respect as of the date of execution of this Agreement or as of the Closing Date as if made on such date;

                  (vii) default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates more than $10,000,000;

                  (viii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $1,000,000, which judgments are not paid, discharged or stayed for a period of 45 days;

                  (ix) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (c) consents to the appointment of a custodian of it
                  or for all or substantially all of its property, or

                           (d) makes a general assignment for the benefit of
                  its creditors; or

                  (x) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

                           (a) is for relief against the Company or any of its
                  Subsidiaries;

                           (b) appoints a custodian of the Company or any of its
                  Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                           (c) orders the liquidation of the Company or any of
                  its Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days.



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         3.6.     Acceleration.

                  (a) Declaration of Acceleration. If any Event of Default occurs and is continuing, a Holder may, upon notice to the Company, declare the Note held by it to be due and payable immediately; and upon any such declaration all principal and interest on such Note shall become immediately due and payable; provided, however, in the case of an Event of Default arising from any event described in clauses (ix) or
         (x) of Section 3.5 hereof, all of the Loans and Notes shall ipso facto become due and payable without further action or notice on the part of the Holders.

                  (b) Rescission. At any time after a declaration of acceleration with respect to a Note, the Holder thereof may, in its sole discretion, rescind and cancel such declaration and its consequences. No such rescission shall affect any subsequent Default or impair any right with respect thereto.

         3.7. Other Remedies. If an Event of Default occurs and is continuing, a Holder may pursue any available remedy to collect the payment of principal and interest (including interest at the Default Interest Rate) on the Note held by it or to enforce the performance of any provision of such Note or this Agreement. A delay or omission by a Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         3.8. Waiver Of Past Defaults. A Holder may waive any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         3.9. Priorities. Any sums collected by a Holder hereunder or under a Note held by it shall be applied first to all costs and expenses of collection, including reasonable attorneys' fees, then, subject to the provisions of Section 3.4, to accrued and unpaid interest (including at the Default Interest Rate to the extent applicable) and then to principal due on the Notes.

         3.10. Conditional Conversion Right. In the event that the Company shall extend the maturity date of the Loans pursuant to Section 3.2(b), above, or in the event that on the six month anniversary date of the Closing Date the Company shall fail to pay all Indebtedness owing under this Agreement and the Notes, then, subject to the terms of this Section 3.10, each Holder of a Note shall have right (the "Conditional Conversion Right") to convert the then-outstanding principal amount of the Note held by it and the accrued and unpaid interest thereon (in whole or in part) into convertible subordinated debentures of the Company (the "Series B-1 Debentures") ranking pari passu with the Company's Series B 9.75% Convertible Pay-In-Kind Debentures due 2007 (the "Series B Debentures"), which Series B-1 Debentures shall be issued pursuant to the Indenture (as hereinafter defined).

                  (a) Mechanics of Conversion. A Holder shall effect conversions hereunder by delivering to the Company by facsimile to the attention of the Company's Chief Financial




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         Officer at (414) 918-5055 a completed conversion notice in the form attached as Exhibit A to the Notes (a "Conversion Notice") and delivery to the Company within two business days thereafter of the Note to be converted in whole or in part. Each Conversion Notice shall specify the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is delivered hereunder (a "Conversion Date") If no Conversion Date is specified in a Conversion Notice, then the Conversion Date shall be the date that such Conversion Notice is delivered hereunder. Each Conversion Notice, once given, shall be irrevocable. If a Holder is converting less than all of the principal amount represented by the Note tendered by such Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, then the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder a replacement Note in the same tenor for such principal amount as has not been converted.

                  (b) Issuance of Series B-1 Debentures. The Company shall take all actions necessary to permit the issuance of the Series B-1 Debentures upon any conversion that would be permitted by Section 3.10(a) above, including, without limitation, any action necessary to amend the Original Indenture so as to permit the issuance of Series B-1 Debentures upon the exercise of the Conditional Conversion Right for all of the Notes pursuant to this Agreement. Each Lender in its capacity as a holder of PIK Debentures agrees to consent (or to cause any subsequent holder of such PIK Debentures to consent) to the such amendment to the Original Indenture and to the issuance of the Series B-1 Debentures (including, without limitation, consenting to the Series B-1 Debentures as "Permitted Indebtedness" under the Original Indenture and consenting to a supplemental indenture to the Original Indenture in order to permit the issuance of the Series B-1 Debentures thereunder in accordance with Section 11.2 of the Original Indenture).

                  (c) Terms of Series B-1 Debentures. The Series B-1 Debentures shall be identical to, and rank pari passu with, the Series B Debentures except that (i) the Series B-1 Debentures shall be convertible into Series B-1 Stock; and (ii) the Conversion Price (as that term is used in the Indenture) of the Series B-1 Debentures shall be equal to the greater of (1) $75 per share of Series B-1 Stock and
         (2) (x) the lowest price per share (or the lowest conversion price of any convertible security) of any shares of the Company's Series B Non-Voting Participating Preferred Stock (the "Series B Stock") or Series B-1 Stock (or other securities convertible into such Series B Stock or Series B-1 Stock) sold by the Company during the first six (6) months following the Closing Date or (y) 100 times the lowest price per share of shares of the Company's common stock, $.01 par value per share (the "Common Stock") (or the lowest conversion price of any other securities convertible into Common Stock) sold by the Company during the first six (6) months following the Closing Date; provided, however, that clauses (x) and (y) above shall not apply to any sale of securities unless the aggregate gross proceeds of such sale equals or exceeds $5,000,000.



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                                   ARTICLE IV
                       Conditions to Lenders' Obligations

         4.1. Conditions. Each Lenders' obligation to make the Loans shall be subject to the prior satisfaction of the following conditions, except to the extent waived by such Lender in writing:

                  (a) Company shall have reimbursed Lenders for the fees and expenses for which Company is liable pursuant to the terms of Section 7.4, below, to the extent documented to Company as of the Closing.

                  (b) With respect to the Collateral Real Estate:

                           (i) Company shall have provided evidence reasonably
                  satisfactory to the Lenders that the purchase price paid by the Company for the Collateral Real Estate and the project costs incurred for improvements to the Collateral Real Estate aggregate not less than Twenty Million Dollars ($20,000,000.00);

                           (ii) none of the parcels shall be subject to any Lien
                  unacceptable to the Lenders;

                           (iii) Lender shall have received title commitments
                  (the "Title Commitments") with respect to each parcel and the commitment for the issuance by Chicago Title Insurance Company of an ALTA lender's policy of title insurance (without standard exceptions and with such endorsements as directed by the Lenders);

                           (iv) Company shall have executed and caused to be
                  duly filed or recorded security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other related agreements in favor of RDVEPCO, L.L.C. as collateral agent for the Lenders (collectively the "Security Documents") in forms reasonably acceptable to the Lenders and their counsel encumbering each and have shall provided evidence thereof to the Lenders.

                  (c) Company shall have issued the Warrants to Lenders pro rata according to the amounts of their respective Loan Commitments.

                  (d) Lenders shall have received an opinion of Rogers & Hardin, counsel to Company, in form and substance acceptable to the Lenders and their counsel.

                  (e) Each of the representations and warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of execution of this Agreement and as of the date of the Closing Date as if made on such date;



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                  (f) The Company shall not be in default with respect to any of its covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

                  (g) No Default or Event of Default shall have occurred and be continuing; and

                  (h) None of the Lenders shall have defaulted on its obligation to make its Loan to the Company.

         4.2. Waiver; Termination. Each Lender may waive in writing any of the conditions to its obligations set forth in Section 4.1 in its sole discretion. If the conditions to a Lender's obligations set forth in Section 4.1 shall not have been satisfied or waived by such Lender on or before March 5, 2001, such Lender may, in its sole discretion, terminate its obligations pursuant and benefits pursuant to this Agreement without any liability on the part of such Lender to any other Person.

                                    ARTICLE V
                         Representations and Warranties

         5.1. Representations and Warranties of the Company. In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders, which representations and warranties shall survive the Closing and be independent of any investigation or lack of investigation of Company made by or on behalf of Lenders, as follows:

                  (a) Organization and Standing; Authorization of Series B-1 Stock. The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it has been and is proposed to be conducted. The Company is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business. The Company is duly authorized to issue up to 300,000 shares of Series B-1 Stock in accordance with the form of "Certificate of Designations, Rights and Preferences of the Series B-1 Non-Voting Participating Preferred Stock" previously furnished to the Lenders, which certificate has been duly adopted by the Company's board of directors and duly filed by the Company pursuant Section 151 of the General Corporation Law of the State of Delaware.

                  (b) Capacity of the Company; Consents; Execution of Agreements. The Company has the requisite power, authority, and capacity to enter into this Agreement, the Notes, the Warrants, and the agreements contemplated hereby and to perform the transactions and obligations to be performed by the Company hereunder and thereunder. Except as described on Schedule 5.1(b) hereto, no consent, authorization, approval,



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         license, permit or order of, or filing with, any Person or
         Governmental Authority is required in connection with the execution and delivery of this Agreement, the Warrants and agreements contemplated thereby, or the performance by the Company of the transactions and obligations to be performed by it hereunder and thereunder, except as contemplated by said agreements. The failure to obtain any of the consents described on Schedule 5.1(b) prior to the Closing Date will not have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business. The execution and delivery of this Agreement, the Notes, the Warrants and agreements contemplated thereby by the Company, and the performance of the transactions and obligations contemplated hereby and thereby by the Company have been duly authorized by all requisite action of the Company. This Agreement has been, and the Warrants and agreements contemplated hereby will be, duly executed and delivered by a duly authorized officer of the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

                  (c) Valid Issuance. The Notes and the Warrants to be issued hereunder, when issued by the Company to the Lenders pursuant to the terms of this Agreement, will be duly authorized and validly issued.

                  (d) Conflicts; Defaults. The execution and delivery of this Agreement, the Notes, the Warrants and agreements contemplated hereby by the Company, and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed will not (i) violate, conflict with, or constitute a default under any of the terms or provisions of its certificate of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company, or any Subsidiary is a party or by which the Company, or any Subsidiary or any of their respective assets is bound; (ii) result in the creation or imposition of any Liens or claims upon the assets of the Company, or any Subsidiary or their issued and outstanding capital stock; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company, or any Subsidiary; or
         (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of any provision of its certificate of incorporation or bylaws. Neither the Company nor any Subsidiary is presently in default in any material respect under any of the terms or provisions of any of its material Contracts, notes, debt instruments, security agreements, or other instruments, or any order, judgment, or decree relating to it or its business or by which it or any of its assets is bound except with respect to the matters set forth on Schedule 5.1 (e).

                  (e) Periodic Reports. The Company has timely filed with the SEC all periodic reports heretofore required to be filed by it pursuant to the 1934 Act and all such periodic reports (including the financial statements or information forming a part thereof) are complete and comply, in all material respects, with the requirements of the SEC applicable to such periodic reports and financial statements.

                  (f) Compliance with Laws. The Company is not in violation of, nor do any of its operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company, any of its assets, or the conduct of its business ("Applicable Laws"), the violation of which reasonably could be anticipated to have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company in order for it to comply or remain in compliance with any Applicable Laws.

                  (g) Litigation. The Company is not a party to any material legal action, suit, claim, investigation or proceeding which is not adequately described in a periodic report heretofore filed by the Company with the SEC except for the matters described on Schedule 5.1
         (h), which will be disclosed by the Company in its next filing with the SEC, and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding.

                  (h) Taxes. The Company has prepared and duly and timely filed with each appropriate Governmental Authority, all material federal, state, municipal, local and foreign tax returns, information returns and other reports required to be filed on or before the date of this Agreement and has paid all material taxes required to be paid by the Company prior to the date of this Agreement in respect of the periods covered by such returns and reports, except such taxes as are being contested in good faith.

                  (i) Environmental Compliance. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business, except where failure to comply would not have material adverse effect.

                  (j) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Company to execute and deliver this Agreement or to offer, issue, sell, or deliver the Notes and the Warrants. Based in part on the representations of the Lenders and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Notes and the Warrants to the Lenders are exempt from the prospectus delivery and registration requirements of the 1933 Act.

                  (k) Hedging Obligations. Company and its Subsidiaries do not have any outstanding Hedging Obligations except to the extent entered into pursuant to and in compliance with any credit agreements to which they may be a party.

                  (l) Disclosure. The Company has fully responded to all written requests for information and has accurately answered, to the best of the Company's knowledge and belief after due inquiry, all written questions from the Lenders concerning the assets, properties, liabilities, financial condition, results of operations, business and prospects of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believed to be material with respect to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company. No information in this Agreement, or in any Schedule or Exhibit attached to this Agreement or delivered to the Lenders in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to any Lender omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading. The disclosures made in writing by the Company in connection with this Agreement do not contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements made therein not misleading. There is no fact or circumstance relating to the Company which materially and adversely affects or in the future may, in the reasonable business judgment of the Company, be expected materially and adversely to affect the same which has not been set forth in this Agreement or the Schedules hereto.

                 (m) Contracts. Except for this Agreement and the agreements contemplated hereby and thereby, the Company has filed all material contracts required to be filed by Item 601(b)(10) of Regulation S-K under the 1933 Act and the 1934 Act as of September 30, 2000.

                 (n) Schedule of Certain Payables. Company has furnished to Lenders a schedule, which Borrower warrants and represents is true and accurate in all material respects, which sets forth an aged accounts payable schedule showing all amounts owing to Persons which have furnished labor, material or services with respect to improvement of the Collateral Real Estate or are otherwise owed amounts with respect to which such Person has, or upon compliance with applicable law has the right to obtain, a Lien on any of the Collateral Real Estate.

         5.2 Representations and Warranties of the Lenders. Each Lender (solely as to itself and not as to any other Lender) represents and warrants to the Company that:

                  (a) Investment Intent. The Note to be issued to such Lender is being acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. Such Lender understands that such Note has not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. It further understands that such Note will bear the following legend and agrees that it will hold such Note subject thereto:

                  THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

                  (b) Capacity of the Lender; Execution of Agreement. Such Lender has all requisite power, authority, and capacity to enter into this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

                  (c) Accredited Investor. Such Lender and, if such Lender is a limited partnership or limited liability company, each partner or member of such Lender is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act.

                                   ARTICLE VI
                            Covenants and Agreements

         6.1. Affirmative Covenants. So long as any Indebtedness remains outstanding under this Agreement and the Notes, the Company covenants and agrees that it will and will cause each Subsidiary to:

                  (a) Certain Information and SEC Reports. Furnish to each Lender in form and substance satisfactory to such Lender:

                           (i) within five (5) days after the Company learns of
                  the commencement or overtly threatened commencement of any material claim or suit, legal or equitable, or of any administrative, arbitration, or other similar proceeding against the Company or any of its Subsidiaries, or any of their respective businesses, assets, or properties which claim or proceeding, if determined adversely to the Company or such Subsidiary, would be likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, written notice of the nature and extent of such suit or proceeding;

                           (ii) within five (5) days after the Company learns of
                  any circumstance or event which reasonably can be expected to have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business, or prospects of the Company, written notice of the nature and extent of such circumstance or event;

                           (iii) simultaneous with the transmission thereof to
                  Company's shareholders, copies of (or notice from an EDGAR watch service of) all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies (or notice from an EDGAR watch service of) of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

                           (vii) within ten (10) days after any Holder makes a
                  reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company or any of its Subsidiaries.

                  (b) Taxes. Pay and discharge all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

                  (c) Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

                  (d) Examination of Books. Permit each Lender, through its authorized attorneys, accountants and representatives, to examine the Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of the Lender, at the Company's cost and expense (provided that so long as the Company shall not be in default, the Company shall be obligated to pay for no more than one (1) such examination per year).

                  (e) Notification of Events of Default, Acceleration or Material Adverse Effect. Promptly notify each Lender of any condition or event which constitutes, or with the passage of time and/or the giving of notice would constitute, an Event of Default under this Agreement or of payment defaults aggregating more than $10 million on any Indebtedness of the Company and its Subsidiaries or of any acceleration of the maturity of any Indebtedness of the Company and its Subsidiaries aggregating more than $10 million, and promptly inform each Lender of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could reasonably be anticipated to have a material adverse effect upon the Company's financial condition.

                  (f) Maintenance of Licenses. Maintain in good standing all licenses required by any Governmental Authority that may be necessary or required for the Company and its Subsidiaries to carry on their respective businesses, where the failure to maintain such licenses would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (g) ERISA Compliance. Comply with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any defined contribution employee benefit plan ("Pension Plan").

                  (h) Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, including without limitation the Collateral Real Estate, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company and except where the failure to comply would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (i) Right of Co-Investment. Prior to issuing any Equity Security, as hereinafter defined (otherwise than upon the exercise of the Warrants or currently outstanding stock options or upon the conversion or payment of pay-in-kind dividends or interest on currently outstanding convertible debentures and preferred stock), at any time prior to the Notes being repaid in full or converted pursuant to exercise of the Conditional Conversion Right (an "Alterra Equity Transaction"), the Company shall afford each Holder the opportunity, on not less than ten (10) days prior written notice, to co-invest in the Alterra Equity Transaction by converting the outstanding Indebtedness to such Holder under this Agreement and the Note held by it into a participation in such Alterra Equity Transaction on the same terms afforded to other participants in such Alterra Equity Investment; provided, however, that (i) such co-investment right must be exercised by each Holder at the time of execution of the definitive purchase agreement for the Alterra Equity Transaction, and (ii) as a minority participant in such Alterra Equity Transaction, the Holders acknowledge that their control and voting rights may be substantially limited (in the manner required by the principal investor in such Alterra Equity Investment). In the event that the Equity Securities to which the Holders rights extend under the provisions hereof consist of Securities having the right to vote on the election of directors or granting to the Holder the right to obtain Securities having the right to vote on the election of directors, each Holder may require that, with respect to such Holder, the Alterra Equity Transaction only consist of Securities which do not contain such right to vote or to obtain Securities having such right to vote but otherwise providing to such Holder substantially the same economic benefits as it would have obtained if it had received Securities having such right to vote or was granted the right to obtain Securities having such right to vote, and which are convertible into such Securities having the right to so vote on a share-for-share or equivalent basis at such time(s) or upon the happening of such event(s) as such Holder may reasonably request.

                  "Equity Security" shall mean any equity security of the Company or Subsidiary (except for any securities issued by any Subsidiary to the Company or to any Subsidiary that is 100% owned by the Company), including, without limitation, common or preferred stock, any profit sharing or similar arrangement giving any Person a right or interest in the profits of the Company or any Subsidiary or in any property owned by any one or more of them, any debt security of the Company convertible, directly or indirectly, into an equity security of the Company or any Subsidiary or into any such profit sharing or similar arrangement, or any option, warrant or right to acquire, directly or indirectly, any of the foregoing.

                  (j) Title Insurance. On the Closing Date, the Company shall purchase mortgagee title insurance for the Lenders pursuant to the Title Commitments.

                  (k) Rights Plan. Not less than 90 days after the Closing Date, the Company shall take such action as reasonably required by the Lenders funding not less that $5 million of the aggregate Loan Commitment (including seeking the consent of Bank of America N.A., to the extern required) so that: (i) the holders of the Series B-1 Stock will have rights to acquire additional shares of Series B-1 Stock which are substantially similar and proportionate to the rights distributed to holders of Common Stock pursuant to the Rights Plan; and (ii) the holders of Series B-1 Debentures will receive upon conversion of such Series B-1 Debentures into Series B-1 Stock, respectively, rights or additional shares, as the case may be, as necessary so that the proportionate interests in the Company which they would have been entitled to receive upon such conversion, but for the effect of the distribution or exercise of rights distributed pursuant to the Rights Plan or the immediately preceding clause (i), will not have been, or thereafter be, diminished as a result of the distribution or exercise of such rights granted to holders of the Company's Common Stock, Series A 9.75% Cumulative Convertible Pay-In-Kind Preferred Stock or Series B Stock. The "Rights Plan" means that certain plan implemented pursuant to the Rights Agreement between the Company and American

         Stock Transfer & Trust Company, as rights agent, dated as of December 10, 1998, as the same may be amended.

         6.2. Negative Covenants. The Company covenants and agrees that so long as any Indebtedness remains outstanding under this Agreement and the Notes, without the prior written consent of Holders holding not less than 80% in outstanding principal amount of the Notes, Company will not:

                  (a) No Mergers, Etc. Enter into any merger or consolidation or sell, lease, transfer or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business and except for sales of assets approved by the Board of Directors of the Company in accordance with the provisions of the Company's bylaws.

                  (b) Limitations on Indebtedness. Become or remain obligated, or suffer or permit any Subsidiary to become or remain obligated, for any Indebtedness, except:

                           (i) Indebtedness arising pursuant to this Agreement;
                  and

                           (ii) other Indebtedness, whether now outstanding or
                  hereafter incurred, provided that the sum of all of the Indebtedness of the Company and the Subsidiaries at any time outstanding on a consolidated basis (excluding, however, any Indebtedness arising as a result of acquisitions or business combinations effected after the date of this Agreement) does not exceed $1,850,000,000.00 plus the outstanding Indebtedness with respect to the PIK Debentures.

                  (c) Limitations on Mortgages. Create or permit to exist any Lien on the Collateral Real Estate, other than Permitted Liens and mortgages in favor of Lender.

         6.3. Reservation of Shares. The Company shall at all times have reserved for issuance a sufficient number of shares of Series B-1 Stock to permit the exercise in full of all Warrants and the conversion of any of the Series B-1 Debentures as may be issued pursuant to the Conditional Conversion Right of all of the Holders.

                                   ARTICLE VII
                                  Miscellaneous

         7.1. Waiver and Amendments. No failure or delay on the part of a Lender in the exercise of any power or right, and no course of dealing between Company and such Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lenders at law or in equity. No notice to or demand on the Company required hereunder or under the Notes shall in any event entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Lender to any other or further action and any circumstances without notice or demand. Except as may otherwise be specifically provided in this Agreement, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective with respect to any Lender unless the same shall be in writing and signed and delivered by such Lender. Any waiver of any provision of this Agreement or the Notes, and any consent to any departure by Company from the terms of any provision of this Agreement or the Notes, shall be effective only in the specific instance and for the specific purpose for which given. The Company shall not enter into any amendment of this Agreement or of any Note with any Holder, unless the Company shall have offered in writing to each other Holder on not less than five (5) days notice to enter into an amendment with each other Holder on the same terms and conditions.

         7.2. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by telecopy in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         If to Company:

                  Alterra Healthcare Corporation
                  10000 Innovation Drive
                  Milwaukee, Wisconsin 53226
                  Attention: President
                  Fax: (414) 981-5055

         With a copy to:

                  Rogers & Hardin
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia, 30303
                  Attn: Alan Leet, Esq.
                  Fax: (404) 525-2224

         If to Lenders:

                  RDVEPCO, L.L.C.
                  c/o RDV Corporation
                  126 Ottawa Avenue, N.W.
                  500 Grand Bank Building
                  Grand Rapids, Michigan 49503
                  Attention: President
                  Fax: (616) 454-4654

                           With a copy to:

                           Mr. Robert Haveman
                           190 River Avenue
                           Suite 300
                           Holland, Michigan 49423
                           Fax: (616) 494-8110

                           and

                           Hecht & Lentz
                           333 Bridge, N.W., Suite 330
                           Grand Rapids, MI 49504
                           Attention: David M. Hecht, Esq.
                           Fax: (616) 776-7203

                  Holiday Retirement 2000, L.L.C.
                  c/o Emeritus Corporation
                  3131 Elliott Avenue
                  Suite 500
                  Seattle, Washington 98121
                  Attn:  Dan Baty
                  Fax:  (206) 378-4205


                  The Toronto-Dominion Bank
                  55 King Street West
                  Toronto, Ontario M5K-1A2
                  Attn:  Natalie Townsend
                  Fax:  (416) 982-5045

                  HBK Master Fund, L.P.
                  c/o HBK Investments, L.P.
                  300 Crescent Court, Suite 700
                  Dallas, Texas 75201
                  Attn:  Jon L. Moale
                  Fax:  (214) 758-1253

Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

         7.3. Restriction on Transfer. The Lenders acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended, (the "1933 Act") or the securities laws of any state. Accordingly, the Notes may not be sold or otherwise disposed of or transferred, unless such sale, disposition or transfer is registered under the 1933 Act and applicable state securities laws or unless the Company has received an opinion of counsel reasonably acceptable to the Company that such sale, disposition or transfer is exempt from such registration. The Notes shall bear a restrictive legend to the foregoing effect.

         7.4. Expenses. Company shall reimburse the Lenders for all of its reasonable out-of-pocket expenses incurred in the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Warrants and related matters, and all related due diligence, including, without limitation, the expenses of legal counsel and accountants. Company shall also reimburse each Holder for all of its out-of-pocket expenses incurred in the administration, waiver, modification and enforcement of any of its rights under this Agreement and the Note held by it, including, without limitation, the reasonable expenses of legal counsel and accountants. In addition, Company shall be responsible for any documentary taxes incurred in connection with the transactions contemplated by this Agreement and the Notes.

         7.5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

         7.7. Successors and Assigns. This Agreement shall be binding upon Company and the Lenders and their respective successors and assigns, and shall inure to the benefit of Company and the Lenders and their successors and assigns.

         7.8. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         7.10. Withholding Tax. Each Lender acknowledges that the Company will be required to comply with the requirements of the Internal Revenue Service relative to backup withholding and such Lender may be subject to backup withholding depending on its status and compliance with applicable filing requirements of the Internal Revenue Service.


                           * * * * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.

                              THE COMPANY:

                              ALTERRA HEALTHCARE CORPORATION

                              By:  /s/ Mark W. Ohlendorf
                                   ---------------------------------------------
                              Name: Mark W. Ohlendorf
                              Title: Senior Vice President


                              LENDERS:

                              RDVEPCO, L.L.C.

                              By: RDV Altco, L.L.C., a member
                              By: RDV Corporation, a member

                              By:      /s/ Jerry L. Tubergen
                                   ---------------------------------------------
                              Its:     President
                                   ---------------------------------------------

                              HOLIDAY RETIREMENT 2000, L.L.C.


                              By:      /s/ Daniel R. Baty
                                   ---------------------------------------------
                              Its:     Chairman
                                   ---------------------------------------------

                              THE TORONTO-DOMINION BANK

                              By:      /s/ Richard W. Greene
                                   ---------------------------------------------
                              Its:     ASO
                                    --------------------------------------------

                              HBK MASTER FUND, L.P.
                              By:  HBK Investments, L.P., its investment manager

                              By:   /s/ William Rose
                                    --------------------------------------------
                              Its:  Authorized Signatory
                                    --------------------------------------------